May 17, 2024

FingerMotion, Inc.

111 Somerset Road, Level 3

Singapore 238164

Re:	Form S-3 Registration Statement

Ladies and Gentlemen:

We are acting as special Delaware counsel to FingerMotion, Inc., a Delaware corporation (the “Company”), in connection with the Form S-3/A (Amendment No. 1) Registration Statement of the Company to be filed with the Securities and Exchange Commission (the “SEC”) on or about May 17, 2024 (the “Registration Statement”) in respect of the warrants to purchase shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company (the “Warrants”) pursuant to the terms of the Warrant Agreement (the “Warrant Agreement”) to be entered into by the Company and VStock Transfer, LLC (the “Warrant Agent”), and to be issued by the Company pursuant to a dividend (the “Dividend”) of one Warrant for each ten (10) shares of Common Stock outstanding as of the record date for such Dividend, with every one (1) Warrant initially exercisable for one share of Common Stock pursuant to and subject to the terms and conditions set forth in the Warrant Agreement. In connection with this, you have requested our opinion as to certain matters under the General Corporation Law of the State of Delaware (the “DGCL”).

For the purpose of rendering our opinion as expressed herein, we have been furnished and have reviewed the following documents:

(i)        the Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on January 23, 2014, as amended by the Certificate of Designation of the Company, as filed with the Secretary of State on May 16, 2017, the Certificate of Amendment of the Company, as filed with the Secretary of State on June 21, 2017, and the Certificate of Revival of the Company, as filed with the Secretary of State on August 26, 2020 (collectively, the “Certificate of Incorporation”);

(ii)         the Amended and Restated Bylaws of the Company in effect since August 20, 2021 (the “Bylaws”);

(iii)        the Registration Statement;

(iv)        the Warrant Agreement;

FingerMotion, Inc.

May 17, 2024

(v)        a certificate of an officer of the Company (including the resolutions of the Board of Directors of the Company (the “Board”) attached thereto and certified therein (the “Reviewed Resolutions”)), dated the date hereof, as to certain matters; and

(vi)        a certificate of the Secretary of State, dated on or about the date hereof, as to the good standing of the Company.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (i) through (vi) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (i) through (vi) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) the legal capacity of each natural person who is a signatory to the documents examined by us or holder of any Warrants, (ii) each of the parties to each of the documents reviewed by us and each other holder of any Warrants is duly organized, validly existing and in good standing under the laws of the jurisdiction governing its organization, (iii) each of the parties to each of the documents examined by us and each other holder of any Warrants has the power and authority to execute and deliver, and to perform its obligations under, such documents, (iv) each of the documents reviewed by us has been duly authorized, executed and delivered by each of the parties thereto, (v) the Warrant Agreement and each Warrant constitute a legal, valid and binding obligation of each of the parties thereto, enforceable against each such party in accordance with its terms, (vi) that the Dividend will be duly authorized and effected and that the Company has and at all relevant times will have sufficient surplus (as determined pursuant to Section 154 of the DGCL) and lawfully available funds to declare and pay the Dividend, (vii) that, upon the exercise of any Warrant, the shares of Common Stock issuable upon the exercise of such Warrant will be duly issued and delivered in accordance with the terms of any resolutions of the Board or any committee or subcommittee thereof relating thereto (collectively with the reviewed resolutions, the “Board Resolutions”) and the Warrant Agreement and the Board shall have directed that there be designated as capital (as determined pursuant to Section 154 of the DGCL) in respect of such shares an amount which is not less than the aggregate par value of the shares so issued, (viii) that, at the time of each issuance of shares of capital stock of the Company upon exercise of the Warrants, either (a) one or more stock certificates representing the shares of Common Stock so issued and containing all legends required by Section 151(f) of the DGCL will be duly executed and delivered by the officers of the Company entitled to execute stock certificates to reflect the issuance of such shares or (b) if such shares are to be uncertificated pursuant to a duly adopted resolution by the Board, a duly authorized officer of the Company will deliver to the record holders of such shares the notice required by Section 151(f) of the DGCL and such notice will include any notices or legends required by Section 202 of the DGCL, (ix) there are, and at all relevant times will be, a sufficient number of shares of Common Stock authorized but unissued that are not subscribed for, reserved for other issuance or otherwise committed for issuance to give effect to the issuance of each of the shares of Common Stock issuable pursuant to the Warrants, (x) that each issuance of shares of Common Stock issued upon the exercise of the Warrants will be duly recorded in the stock ledger of the Company at the time of such issuance, (xi) that, prior to or contemporaneous with the issuance of any shares of Common Stock pursuant to the Warrants, the Company will receive the consideration therefor specified in the Warrant Agreement, (xii) that the Exercise Price (as such term is defined and used in the Warrant Agreement), as may be adjusted from time to time, of the Warrants will never be less than the par value of the shares of Common Stock issuable upon the exercise of the Warrants for payment of the Exercise Price, (xiii) that as of the time of each issuance of shares of Common Stock upon the exercise of any of the Warrants, the Board Resolutions and Warrant Agreement will be in full force and effect, and there shall not have occurred any transaction or series of transactions deemed to be a liquidation, dissolution or winding up of the Company, (xiv) that each Warrant that is exercised will be exercised prior to any Expiration Time and Expiration Date applicable to such Warrant (as such terms are defined and used in the Reviewed Resolutions and the Warrant Agreement, respectively) and (xv) at the time any Warrant is exercised: (a) the Registration Statement and prospectus included therein (1) will have been filed with the SEC pursuant to Rule 424 of the Securities Act of 1933, as amended (the “Securities Act”), (2) will be current and (3) will remain available to facilitate the offer and sale of the shares of Common Stock issuable pursuant to the Warrants, and (b) the shares of Common Stock issuable pursuant to the Warrants will have been registered or qualified, or deemed to be exempt from registration or qualification, under the securities laws of the respective states of domicile of the holders of the Warrants. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

FingerMotion, Inc.

May 17, 2024

This opinion is limited to the laws of the State of Delaware and we have not considered and express no opinion on the laws of any other state or jurisdiction, including federal laws and rules and regulations relating thereto.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.        Each Warrant, when issued pursuant to the Dividend in accordance with the Board Resolutions and the Warrant Agreement, will be duly authorized on behalf of the Company under the DGCL, the Certificate of Incorporation and the Bylaws.

2.       The shares of Common Stock issuable upon the exercise of the Warrants have been duly authorized for issuance by the Company under the DGCL and, when issued upon the exercise of the Warrants in accordance with the terms of the Warrant Agreement, will be validly issued, fully paid and non-assessable under the DGCL.

FingerMotion, Inc.

May 17, 2024

We consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

RBG/AGB